Registration No. 333-____________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -----------------------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------
                              TrustCo Bank Corp NY
             (Exact Name of Registrant as Specified in Its Charter)

        New York                                            14-1630287
(State of Incorporation)                                (I.R.S. Employer
                                                         Identification Number)

          320 State Street, Schenectady, New York 12305 (518) 377-3311
         (Address, Including ZIP Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                           -------------------------
          William F. Terry                             With Copies To:
             Secretary                             John K. Pruellage, Esq.
        TrustCo Bank Corp NY                      Lewis, Rice & Fingersh, L.C.
         320 State Street                         500 N. Broadway, Suite 2000
    Schenectady, New York 12305                    St. Louis, Missouri 63102
          (518) 377-3311                                (314) 444-7600
(Name, Address, Including Zip
Code, and Telephone Number,
Including Area Code, of Agent For Service)
                      ------------------------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __X_ If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___ If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ___ If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___ If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                        CALCULATION OF REGISTRATION FEE
================================================================================
Title Of Each       Amount         Proposed          Proposed        Amount Of
  Class Of          To Be           Maximum           Maximum       Registration
 Securities      Registered(1)(2)   Offering         Aggregate          Fee
To Be Registered                      Price          Offering
                                   Per Unit(3)         Price
Common Stock        1,000,000        $26.19        $26,190,000     $7,280.82
  Par Value
   $1.00
================================================================================
      (1) The securities registered hereunder include securities issued pursuant to the terms of the TrustCo Bank Corp NY Dividend Reinvestment Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
      (2) Pursuant to Rule 429, the Prospectus contained in this Registration Statement also relates to the securities registered pursuant to the Form S-3 Registration Statement (Registration No. 333-35153) previously filed by Registrant.
      (3) Pursuant to Rule 457(c), represents the average of the high and low reported prices for the Registrant's common stock as quoted on the NASDAQ National Market System on Mar. 24, 1999 such date being a date within five
(5) business days prior to the date of filing of this Registration Statement.

================================================================================

                              TRUSTCO BANK CORP NY

                       CROSS REFERENCE SHEET TO PROSPECTUS


                Form S-3 Item Heading                Prospectus Location
1. Forepart of Registration Statement and Outside Forepart of Registration
   Front Cover Page of Prospectus                 Statement and Outside Front
                                                  Cover Page of Prospectus
2. Inside Front and Outside Back Cover Pages
   of Prospectus................................ Inside Front Page of Prospectus
3. Summary Information, Risk Factors,
   Ratio of Earnings to Fixed Charges........... Not Applicable
4. Use of Proceeds.............................. The Plan; Use of Proceeds
5. Determination of Offering Price.............. Not Applicable
6. Dilution..................................... Not Applicable
7. Selling Security Holders..................... Not Applicable
8. Plan of Distribution......................... The Plan
9. Description of Securities to Be Registered... Not Applicable
10.Interests of Named Experts and Counsel....... Legal Matters
11.Material Changes............................. Not Applicable
12.Incorporation of Certain Information          Incorporation of Certain
   by Reference                                  Documents by Reference

13.Disclosure of Commission Position on          Commission Position on
  Indemnification for Securities Act Liabilities Indemnification

                                   PROSPECTUS
                              TRUSTCO BANK CORP NY
                                  COMMON STOCK
                                ($1.00 Par Value)
                           Dividend Reinvestment Plan

         The Dividend Reinvestment Plan (the "Plan") of TrustCo Bank Corp NY (the "Company") provides holders of record of the Company's common stock, par value $1.00 (the "Common Stock"), with a convenient and simple method of investing cash dividends and optional cash payments in Common Stock of the Company without the payment of any brokerage commission, service charge, or other expense. Any holder of record of shares of Common Stock is eligible to participate in the Plan. The Common Stock is listed on the NASDAQ National Market System under the symbol "TRST."

         Participants in the Plan may automatically reinvest cash dividends on all of their shares of Common Stock in additional shares and invest optional cash payments in additional shares of Common Stock.

         This Prospectus relates to 1,000,000 additional shares of Common Stock registered for sale under the Plan. If there is any change in the shares of the Company by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, the number and class of shares available for purchase pursuant to the Plan shall be appropriately adjusted, provided however, if the Company shall issue additional capital stock of any class for a consideration, there shall be no such adjustment. This Prospectus supersedes the Prospectus relating to the Plan dated September 8, 1997.

         It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is March 24, 1999.

         THE COMPANY

         TrustCo Bank Corp NY (the "Company") is the issuer of the common stock (the "Common Stock") referred to herein. The Company's principal executive office is located at 320 State Street, Schenectady, New York 12305, and its telephone number is (518) 377-3311.

         AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with The Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Office (75 Park Place, 14th Floor, New York, New York 10007), and Chicago Office (Kluczynski Federal Building, Room 3109, 230 South Dearborn Street, Chicago, Illinois 60614). Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1998.

         3. The description of the Common Stock which is contained in the Company's Registration Statement on Form S-4 under the Securities Act of 1933, Registration No. 33-40379, effective date May 8, 1991, and an update of that description contained in the Company's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock offered hereby shall also be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Copies of all documents incorporated by reference, other than exhibits to such documents, will be provided without charge to each person who receives a copy of this Prospectus upon written or oral request to TrustCo Bank Corp NY, 320 State Street, Schenectady, New York 12305, Attention: Corporate Secretary, Telephone Number
(518) 377-3311.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby; nor does it constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

         THE PLAN

         The following question and answer statements constitute the Dividend Reinvestment Plan (the "Plan") of TrustCo Bank Corp NY (the "Company").

         1.       What is the purpose of the Plan?

         The Plan offers shareholders of record a convenient and economical way to increase their ownership of shares of Common Stock of the Company. Once a participant is enrolled in the Plan, cash dividends and optional cash payments, if any, made by the participant will be used to purchase additional shares of Common Stock without payment of any brokerage commissions, service charges or other fees payable with respect to such purchases. Shares of Common Stock may be purchased directly from the Company or on the open market. To the extent that shares of Common Stock are purchased from the Company under the Plan, the Company will receive additional funds to be applied for general corporate purposes.

         2.       Who is eligible to participate?

         Each person who is a record owner of shares of Common Stock is eligible to participate in the Plan.

         3. May a participant whose shares of Common Stock are registered in the name of a broker or nominee participate in the Plan?

         No. Shareholders whose shares of Common Stock are registered in the name of a broker or nominee must first have those shares of Common Stock transferred to their own name in order to participate in the Plan.

         4. How does an eligible shareholder participate in the Plan?

         An eligible shareholder may join the Plan at any time by completing an Authorization Form and returning it to the Administrator (hereafter defined). Authorization Forms will be furnished initially to all shareholders and at any time thereafter upon written or oral request directed to the Administrator. The eligible shareholder should sign the Authorization Form.

         Dividends paid on shares of Common Stock held by the Administrator pursuant to the Plan will be automatically reinvested in additional shares of Common Stock.

         5. When may a shareholder enter the Plan?

         A shareholder of record may join the Plan at any time. If the completed Authorization Form is received by the Administrator two (2) weeks prior to the next record date for the payment of dividends, then the dividends payable on the shareholder's shares of Common Stock, and any optional cash payments submitted by the shareholder with his or her Authorization Form, will be used to purchase additional shares of Common Stock. If the completed Authorization Form is not received by the Administrator two (2) weeks prior to the next record date for the payment of dividends, the automatic reinvestment of the shareholder's dividends and investment of any optional cash payments submitted by the shareholder will not start until the next purchase is made, as determined by the Administrator (see Question 11). The record dates for payment of dividends on the shares of Common Stock are usually early in December, March, June and September and the corresponding dividends are paid early in January, April, July and October.

         6. Who administers the Plan and what does such administration entail?

         The Plan is presently administered by Trustco Bank, National Association (the "Administrator"). The Administrator will perform many of the ministerial tasks required in connection with the Plan, such as (i) holding shares of Common Stock in its name or the name of its nominee for the Plan; (ii) corresponding with Plan participants; (iii) distributing Plan brochures,
Authorization Forms and other documents; (iv) maintaining accounts for participants; (v) providing statements of account to participants on a regular basis; (vi) effecting stock and cash withdrawals by participants and terminations by participants; (vii) processing proxy materials for shares of Common Stock held under the Plan; (viii) determining whether shares of Common Stock to be acquired under the Plan will be purchased on the open market or directly from the Company; (ix) collecting and holding voluntary cash payments by participants; and (x) if purchases are to be made on the open market, forwarding amounts for such purchases to the Agent (hereafter defined) for investment.

         The Administrator has designated the Trust Department of Trustco Bank, National Association to act as agent (the "Agent") for participants in purchasing and selling shares of Common Stock on their behalf in the open market. If the Administrator determines to purchase shares of common stock on the open market with the dividends, the Administrator shall forward such amounts to the Agent and, as soon as possible following receipt thereof and in no event more than ten (10) trading days thereafter, the Agent shall purchase, in the open market, at such price or prices as the Agent in its sole discretion may deem appropriate (in light of the paramount interest of Plan participants in obtaining shares of Common Stock at the lowest prices reasonably attainable), as many whole shares of Common Stock as may be purchased with such amount.

         7.       What does it cost to participate?

     Nothing. No brokerage commissions, service charges or other fees are charged. (See Question 20.)

         8. Who pays the cost of the Plan?

         The Company pays the annual cost of administration and any brokerage fees. (See Question 20).

         9. What is the price of shares of Common Stock purchased from the Company?

         The purchase of shares of Common Stock from the Company, out of treasury shares or authorized but unissued shares, will be at a price equal to the average of the high and low prices for shares of Common Stock on the applicable purchase date (see Question 11), as reported on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") National Market System or such other system as may supersede it. If the applicable purchase date is not a trading day for NASDAQ market makers, the prices on the next preceding trading day will be used to determine the purchase price.

         10. What is the price of shares of Common Stock purchased on the open market?

         Shares of Common Stock acquired by the Agent on the open market will be purchased at such price or prices as the Agent, in its sole discretion, may deem appropriate (in light of the paramount interest of Plan participants in obtaining shares of Common Stock at the lowest prices reasonably attainable).

         11.      When are such purchases made?

         Purchases will be made each week, except in weeks where the aggregate amount of funds available for purchases does not exceed $1,000, whereupon the Administrator may elect to hold such funds for purchases during the week next following in which the $1,000 threshold is reached. Purchases with reinvested dividends shall be made on, or as soon as possible after, each dividend payment date, which have typically been in early January, April, July and October. All purchases on the open market shall be made as soon as possible after dividends and/or cash payments have been forwarded to the Agent, and in no event more than ten (10) trading days from the receipt thereof.

         12. How many shares of Common Stock are purchased for each participant?

         The number of shares of Common Stock purchased for a participant will depend on the amount of such participant's cash dividend on his or her previously-owned shares of Common Stock in those months in which a dividend has been declared, the amount of his or her optional cash payments, if any, and the purchase price of the shares of Common Stock. A participant's account will be credited with that number of shares of Common Stock, including fractions computed to three decimal places, equal to the total amount invested by such participant plus the amount of dividends paid on shares of Common Stock allocated to such participant's Plan account, divided by the applicable purchase price per share of Common Stock.

         13. May cash be added to purchase additional shares of Common Stock?

         Yes. A participant who elects to reinvest dividends in the Plan may also elect to make optional cash payments to the Plan to purchase additional shares of Common Stock. A participant may not, however, elect to make optional cash payments to the Plan unless such participant also elects to reinvest cash dividends in the Plan.

         14. When may optional cash payments be made?

         Optional cash payments may be made at any time, and will be held by the Administrator until the next purchase is made. NO INTEREST WILL BE PAID ON ANY CASH PAYMENTS. Any cash payments received by the Administrator will not be returned.

         15. What is the maximum aggregate amount that can be invested through optional cash payments?

         There is no limitation on the amount that can be invested through optional cash payments other than the limitation on the number of shares issuable pursuant to the Plan. Optional cash payments must, however, be in the minimum amount of $25.00.

         16. How may a participant make optional cash payments?

     Each optional cash payment must be in the form of a check or money order payable in U.S. funds to Trustco Bank, National Association and be accompanied by an Authorization Form or the cash payment form attached to any periodic account statement. DO NOT SEND CURRENCY OR COIN.

         17. Will stock certificates be issued for shares of Common Stock held under the Plan?

         Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants in their names, but will be registered in the name of the Administrator or its nominee and held for the benefit of such participant by Administrator and credited to such participant's Plan account. Upon a participant's written request to the Administrator, however, certificates for any number of whole shares of Common Stock credited to such participant's Plan account will be registered in the participant's name ("participant name registration") and a certificate for such shares of Common Stock will be issued to such participant. A participant name registration may not be requested more often than twice in any twelve (12) month period and such participant name registration will not be permitted for fractional shares of Common Stock held in a participant's account. Any such fractional share, as well as any whole shares of Common Stock as to which participant name registration is not requested, will continue to be credited to the participant's Plan account and all dividends on such fractional and whole shares of Common Stock will continue to be reinvested in the Plan. Dividends on all shares of Common Stock as to which participant name registration is requested will continue to be reinvested in the Plan unless the participant requests to withdraw from participation in the Plan (see Question 20).

         Shares of Common Stock credited to the participant's account under the Plan and registered in the name of the Plan Administrator or its nominee may not be pledged or assigned by a participant. If a participant should wish to pledge or assign such shares of Common Stock, he or she must request participant name registration for the shares.

         18. What kind of reports will be sent to participants in the Plan?

         As soon as practicable after the completion of each calendar quarter, the Administrator will mail to each participant a statement indicating the amount invested and the price per share of Common Stock, the number of shares of Common Stock purchased and the total number of shares of Common Stock held in such participant's account.

         19. What are the federal income tax consequences of participation in the Plan?

         A participant in the Plan on whose behalf shares of Common Stock have been purchased with reinvested dividends will realize a taxable dividend (i) in an amount equal to the cash dividend if the stock is purchased on the open market, and (ii) in an amount equal to the fair market value of the shares of Common Stock credited to his or her account on the date the cash dividend is paid if the Common Stock is purchased from the Company. No taxable income should be realized on account of shares of Common Stock purchased under the Plan with optional cash payments.

         The tax basis of shares of Common Stock purchased with reinvested dividends will be the cost paid by such Participant for such shares of Common Stock. The tax basis of shares of Common Stock purchased with optional cash payments will be the cost paid by such participant for such shares of Common Stock.

         If shares of Common Stock are purchased on the open market (whether purchased with reinvested dividends or optional cash payments), the Internal Revenue Service has ruled that a participant will also be treated as having received a taxable dividend equal to the participant's share of the brokerage commissions, service charges and other fees, if any, paid by the Company in connection with the purchases of such shares of Common Stock. The tax basis of shares of Common Stock purchased in open market transactions will include the participant's share of any such brokerage commissions, service charges or fees payable by the Company with respect to such purchases. The Administrator will inform participants of the amount of such commissions, service charges or other fees, if any, allocable to purchases for their account.

         The holding period for shares of Common Stock credited to a participant's account pursuant to the dividend reinvestment aspect of the Plan will begin on the day following the date the shares of Common Stock are purchased. The holding period for shares of Common Stock credited to a participant's account pursuant to the optional cash payment aspect of the Plan will begin on the day following the date of purchase.

         A participant will not recognize any taxable income when certificates are issued to the participant for shares of Common Stock credited to the participant's account, either upon the participant's request for certificates or upon withdrawal from or termination of the Plan.

         A participant will recognize gain or loss when whole shares of Common Stock, fractional shares of Common Stock or stock rights held in his or her account are sold or exchanged by the Agent on behalf of the participant (see Question 20) or when the participant sells his or her shares of Common Stock after withdrawal from or termination of the Plan. The character of such gain or loss will depend on the circumstances of each participant. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares of Common Stock or stock rights and the participant's tax basis in such shares of Common Stock or rights.

         The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax required to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

         All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal by them of shares of Common Stock purchased pursuant to the Plan.

         20. How does a participant withdraw from the Plan?

         A participant may discontinue his or her participation in the Plan by sending a written notice of withdrawal to the Administrator signed by the participant exactly as such participant's name or names appear on the most recent statement of account. The Administrator also reserves the right to discontinue, in the Administrator's sole discretion, a participant's participation in the Plan by sending written notice to that effect to such participant. Upon such withdrawal by a participant, discontinuance of a participant's participation by the Administrator, or upon termination of the Plan by the Company, certificates for whole shares of Common Stock credited under the Plan will be issued to the participant and a cash payment will be sent to the participant for any remaining fractional share. The cash payment will be based on a price equal to the actual sale price for shares sold.

         Upon withdrawal from the Plan, a participant may, if he or she desires, request in the written notice of withdrawal referred to above that all or part of the whole shares of Common Stock credited to such participant's account under the Plan be sold. Such sale will be made by the Agent on the open market within ten (10) trading days after the Administrator's receipt of the request. The participant will receive the proceeds less brokerage fees, commissions and transfer taxes, if any.

         21. When may a participant withdraw from the Plan?

         A participant may withdraw from the Plan at any time.

         If a participant's written notice of withdrawal is received by the Administrator prior to the record date for the next dividend, the amount of the cash dividend and/or any optional cash payments received which would otherwise have been invested on that dividend payment date or weekly purchase date during the following week will be returned to such participant. All subsequent cash dividends will be paid directly to the participant unless he or she re-enrolls in the Plan.

         If  a   participant's   notice  of   withdrawal   is  received  by  the
Administrator on or after the record date for the next dividend, the cash dividend paid on such dividend payment date and/or any optional cash payment received will be used to purchase shares of Common Stock under the Plan. After the dividend payment date or other purchase date, the participant's withdrawal will become effective and the participant will receive a certificate for the whole shares of Common Stock in his or her account (or cash, if the participant elects to have the Agent sell his or her shares) and will receive cash for any fractional shares (see Question 20). All subsequent cash dividends will be paid directly to the participant unless he or she re-enrolls in the Plan.

         The death of a participant will not automatically terminate the participant's participation in the Plan until the Administrator has received written notice of such participant's death and the required notice of withdrawal from an authorized legal representative.

         22. What happens when a participant sells or transfers all of the shares of Common Stock registered in such participant's name?

         If a participant should sell or transfer all shares of Common Stock registered in such participant's name, the Administrator will continue to reinvest the dividends on the shares of Common Stock credited to such participant's account under the Plan and registered in the name of the Administrator or its nominee until final account disposition instructions are received from such participant.

         Because the Plan is intended to be available only to shareholders of record, the Administrator will attempt to contact by mail any participant who is no longer a shareholder of record to determine final disposition of shares of Common Stock credited to such participant's account under the Plan. However, if at such time there is less than one full share of Common Stock credited to the participant's account, in lieu of attempting to contact the participant, the Administrator will automatically close such account and pay to the participant, at the latest known address, a cash settlement (determined as described above in Question 20) in lieu of the fractional share of Common Stock.

         23. If a participant personally acquires additional shares of Common Stock after enrolling in the Plan, will cash dividends on such shares automatically be reinvested in the Plan?

         Yes, if the certificates for such shares are issued in the same name as the name on the participant's Plan account.

         24. How will a participant's shares of Common Stock be voted at meetings of shareholders?

         For each meeting of shareholders, each participant will receive a proxy which enables him or her to vote the shares of Common Stock registered in his or her name and in the name of the Administrator or its nominee and credited to such participant's account under the Plan. As in the case of shareholders generally, if a proxy card is returned properly signed and marked for voting, the shares of Common Stock covered will be voted as marked. If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares of Common Stock are to be voted with respect to any item thereon, the shares of Common Stock covered will be voted as stated on the proxy card. If the proxy card is not returned, or if it is returned unsigned or improperly signed, the shares of Common Stock covered will not be voted unless the participant votes in person at the meeting.

         25. What are the responsibilities of the Company, the Administrator and the Agent under the Plan?

         The Administrator and the Agent have no responsibility with respect to the preparation and content of this Prospectus. The Company, the Administrator and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation,
(i) for any claim resulting from the failure to terminate a participant's Plan participation upon such participant's death prior to receipt of legally sufficient instruction with respect thereto; (ii) for the price or prices at which shares of Common Stock are purchased or sold for a participant's account pursuant to the provisions of the Plan; and (iii) for the time or times at which such purchases of shares of Common Stock are made.

         PARTICIPANTS SHOULD RECOGNIZE THAT THE COMPANY, THE ADMINISTRATOR AND THE AGENT CANNOT ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES OF COMMON STOCK PURCHASED AND/OR HELD UNDER THE PLAN.

         26. What happens if the Company declares a stock dividend or a stock split?

         If there is any change in the shares of the Company by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, any shares of Common Stock which are issued by the Company on shares of Common Stock credited to the Plan account of a participant and registered in the name of the Administrator or its nominee will be added to the participant's account. Any shares of Common Stock which are issued by the Company on shares of Common Stock registered in the name of the participant will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

         27. May the Plan be changed or discontinued?

         The Company reserves the right to suspend, modify or terminate the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. The Administrator reserves the right to resign at any time upon reasonable notice to the Company in writing and the Company may relieve the Administrator of its duties at any time upon like notice.

         All participants will receive notice of any suspension, modification or termination of the Plan. Termination of the Plan will have the same effect and will be accomplished as to each participant as if such participant had completely withdrawn from participation in the Plan (see Question 20).

         28. Where should correspondence regarding the Plan be directed?

         All correspondence concerning the Plan should be addressed to:

                       Trustco Bank, National Association
                           Dividend Reinvestment Plan
                                  P.O. Box 1082
                        Schenectady, New York 12301-1082
                      ------------------------------------

         USE OF PROCEEDS

         No determination has been made as to the specific uses by the Company of any proceeds resulting from its sale of shares of Common Stock directly to the Plan, in part because the Company has no precise method for estimating the number of shares that will be purchased under the Plan, the number of such shares which will be purchased from the Company (as opposed to on the open market), the timing or prices of such purchases. The Company currently intends to add any such proceeds to its general funds to be used for the Company's general corporate purposes.

         COMMISSION POSITION ON INDEMNIFICATION

         Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Registrant, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted in good faith and for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

         Article XI of the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, the directors of the Company shall not be liable to the Company, or its shareholders for any breach of duty in such capacity.

         Article 13, Section 13.2, of the Company's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

         Pursuant to Employment Agreements between the Company and certain of its executive officers, the Company provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Company, and the Company shall use its best efforts to obtain insurance coverage relating thereto.

         Pursuant to a policy of directors' and officers' insurance with total annual limits of $10,000,000, the directors and officers of the Company are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         LEGAL MATTERS

         The legality of the issue of the shares of Common Stock offered hereunder has been passed upon for the Company by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri 63102. Members of, and attorneys employed by, Lewis, Rice & Fingersh, L.C., owned directly or indirectly as of March 1, 1999, approximately 11,041 shares of Common Stock of the Company.

         EXPERTS

         The consolidated annual financial statements of the Company as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated herein and in the Registration Statement in reliance upon the report incorporated by reference of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of TrustCo Bank Corp NY issued at future dates and consents to the use of their report thereon, such consolidated financial statements will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

                     [Outside Back Cover Page of Prospectus]

         Table of Contents
                                                 Page

The Company.........................................2

Available Information...............................2

Incorporation of Certain Documents
   by Reference.....................................2

The Plan............................................3

Use of Proceeds....................................12

Commission Position on Indemnification.............12

Legal Matters......................................13

Experts............................................13



                 TRUSTCO BANK CORP NY

              Dividend Reinvestment Plan


                      PROSPECTUS


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TRUSTCO BANK CORP NY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE AFFAIRS OF TRUSTCO BANK CORP NY SINCE THE DATE HEREOF.

                                      II-8
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        Registration Fee:......................$ 7,280.82
        Accountants' Fees*:..................... 3,000.00
        Printing and Engraving*:................ 5,000.00
        Blue Sky Fees and Expenses*:............    --
        Legal Fees*:............................ 5,000.00
        Miscellaneous Expenses*:................ 1,000.00

                Total..........................$21,280.82
*Indicates estimated fees or expenses.

Item 15.  Indemnification of Directors and Officers

         Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Registrant, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

         Article XI of the Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

         Article 13, Section 13.2, of the Registrant's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

         Pursuant to Employment Agreements between the Registrant and certain of its executive officers, the Registrant provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Registrant, and the Registrant shall use its best efforts to obtain insurance coverage relating thereto.

         Pursuant to a policy of directors' and officers' insurance with total annual limits of $10,000,000, the directors and officers of the Registrant are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and therefore is unenforceable.

Item 16.  Exhibits

The following exhibits are submitted herewith:

 (3)(b)   Amended Bylaws of the Registrant.

 (5)      Legal Opinion of Lewis, Rice & Fingersh, L.C.

 (23)(a)  Consent of Lewis, Rice & Fingersh, L.C. (included in Legal Opinion).

 (23)(b)  Consent of KPMG LLP.

 (24)     Powers of Attorney.



Item 17.  Undertakings

  (a)      The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or
                                       II-2
                                   any material change to such information in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schenectady, State of New York, on March 24, 1999.

                                    TrustCo Bank Corp NY


                              By:\S\Robert A. McCormick
                                  ----------------------
                                    Robert A. McCormick
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 24, 1999.


Name                                         Title/Position

\S\Robert A. McCormick                 President, Chief Executive
----------------------
Robert A. McCormick                 Officer and Director (Principal
                                           Executive Officer)

\S\Robert T. Cushing                      Vice President and
----------------------
Robert T. Cushing                       Chief Financial Officer
                                        (Principal Financial and
                                          Accounting Officer)
        *                                       Director
Barton A. Andreoli

        *                                       Director
Lionel O. Barthold

        *                                       Director
M. Norman Brickman

        *                                       Director
Anthony J. Marinello, M.D., PhD

        *                                       Director
Nancy A. McNamara

        *                                       Director
John S. Morris, PhD

        *                                       Director
James H. Murphy, D.D.S.

        *                                       Director
Richard J. Murray, Jr.

        *                                       Director
Kenneth C. Petersen

           *                                    Director
William D. Powers

        *                                       Director
William J. Purdy

        *                                       Director
William F. Terry



        * By:\s\William F. Terry
            ---------------------
                William F. Terry
                Attorney-in-Fact

                                        EXHIBIT INDEX

Reg. S-K                                  Exhibit                   Registration
Item 601                                                              Statement
Exhibit No.                                                           Page No.*

 3(a)    Amended and Restated  Certificate of  Incorporation of the       N/A
         Registrant,   N/A   incorporated  by  reference  from  the
         Registrant's  Quarterly  Report on Form 10-Q as filed with
         The Securities and Exchange Commission on August 7, 1997.
 3(b)    Amended Bylaws of the Registrant..........................
 5       Legal Opinion of Lewis, Rice & Fingersh, L.C..............
23(a)    Consent of Lewis, Rice & Fingersh, L.C. (in Legal Opinion)
23(b)    Consent of KPMG LLP.......................................
24       Powers of Attorney .......................................

                                                             Exhibit 3(b)


                                    BYLAWS OF
                              TRUSTCO BANK CORP NY

                         (a New York State Corporation)
                      (As Amended Through August 18, 1998)
              -----------------------------------------------------

                                    ARTICLE 1

                                   DEFINITIONS


As used in these Bylaws, unless the context otherwise requires, the term:

1.1  "Board" means the Board of Directors of the Corporation

1.2 "Business Corporation Law" means the Business Corporation Law of the State of New York, as amended from time to time.

1.3 "Bylaws" means the initial Bylaws of the Corporation, as amended from time to time.

1.4   "Certificate   of   Incorporation"   means  the  initial   certificate  of
incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.5.  "Corporation" means TrustCo Bank Corp NY.

1.6  "Directors" means directors of the Corporation.

1.7 "Entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

1.8 "Chief Executive Officer" means the Chief Executive Officer of the corporation.

1.9 "Chairman" means chairman of the Board of the Corporation.

1.10 "President" means the President of the Corporation.

1.11 "Secretary" means the Secretary of the Corporation.

1.12 "Vice President" means the Vice President of the Corporation.

                                    ARTICLE 2

                                  SHAREHOLDERS


2.1 PLACE OF MEETINGS. Every meeting of shareholders shall be held at such place within or without the State of New York as shall be designated by the Board of Directors in the notice of such meeting or in the waiver of notice thereof.


2.2 ANNUAL MEETING. A meeting of shareholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day as may be determined by the Board. Written notice of such meeting, stating the place, date and hour thereof, shall be given, personally or by mail, not less than ten nor more than sixty days before the date of such meeting, to each shareholder certified to vote at such meeting.


2.3 SPECIAL MEETINGS. A special meeting of shareholders, other than those regulated by statute, may be called at any time by the Board or by the Chief Executive Officer. It shall also be the duty of the Chief Executive Officer to call such a meeting whenever requested in writing so to do by shareholders owning two thirds of the issued and outstanding share entitled to vote at such a meeting. Written notice of such meeting, stating the place, date, hour and purpose thereof, and indicating that it is being given by the person or persons calling such meeting, shall be given, personally or by mail, not less than ten nor more than sixty days before the date of such meeting, to each shareholder certified to vote at such meeting.


2.4 QUORUM AND VOTING REQUIREMENTS; ADJOURNMENT. Except with respect to a special meeting for the election of Directors as required by law, or as otherwise provided in these Bylaws, (a) the holders of at least a majority of the outstanding shares of the Corporation shall be present in person or by proxy at any meeting of the shareholders in order to constitute a quorum for the transaction of any business, and (b) the votes of the holders of at least a majority of the outstanding shares of the Corporation shall be necessary at any meeting of shareholders for the transaction of any business or specified item of business, other than the changing, amending or repealing of any provision of the Certificate of Incorporation or By- Laws which shall require the affirmative vote of two-thirds of the Corporation's voting stock; provided, however, that when a specified item of business is required to be voted on by a class or series (if the Corporation shall then have outstanding shares or more than one class or series), voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. The holders of a majority of shares present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

2.5 INSPECTORS AT MEETINGS. Two or more inspectors shall be appointed by the Board or the Executive Committee prior to each Annual Meeting of Shareholders, to serve at the meeting or any adjournment thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.


2.6 ORGANIZATION. At every meeting of shareholders, the Chief Executive Officer, or in his absence, an officer of the Corporation designated by the Board or the Chief Executive Officer, shall act as Chairman of the meeting. The Secretary, or in his absence, one of the Vice Presidents not acting as Chairman of the meeting, shall act as Secretary of the meeting. In case none of the officers above designated to act as Chairman or Secretary of the meeting, respectively, shall be present, a Chairman or a Secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares present in person, or represented by proxy and entitled to vote at the meeting.


2.7 ORDER OF BUSINESS. The order of business at all meetings of shareholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.


                                    ARTICLE 3

                                    DIRECTORS

3.1 BOARD OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation, the affairs of the Corporation shall be managed and its corporate powers exercised by its Board. In addition to the powers expressly conferred by the Bylaws, the Board may exercise all powers and perform all acts which are not required, by the Blaws or the Certificate of Incorporation or by law, to be exercised and performed by the shareholders.


3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. Subject to Section 702(b) of the Business Corporation Law, the number of Directors constituting the Entire Board may be changed from time to time by action of the shareholders or the Board, provided that such number shall not be less than twelve nor more than fifteen. The Directors shall be divided into three classes as nearly equal in number as may be, one class to be elected each year for a term of three years and until their successors are elected and qualified. A Director attaining 75 years of age shall cease to be a Director and that office shall be vacant. A director who was an employee of the Corporation at the time of his election, shall vacate his office when he ceases to be a full-time employee of the Company and shall not be eligible for reelection.

3.3 ELECTION. Directors shall be elected by the affirmative vote of the holders of a majority of the Company's outstanding voting stock.


3.4 NEWLY CREATED DIRECTORSHIP AND VACANCIES. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, may be filled by vote of a majority of the Directors then in office, although less than a quorum, at any meeting of the Board. Directors elected by the Board shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until their successors have been elected and qualified.

3.5 RULES AND REGULATIONS. The Board of Directors may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, not inconsistent with the laws of the State of New York, or these Bylaws.


3.6 REGULAR MEETINGS. Regular meetings of the Board shall be held on the third Tuesday of February, May, August and November, unless otherwise specified by the Board, and may be held at such times and places as may be fixed from time to time by the Board, and may be held without notice.


3.7 SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chief Executive Officer, and a special meeting shall be called by the Chief Executive Officer or the Secretary at the written request of any seven Directors. Notice of the time and place of each special meeting of the Board shall, if mailed, be addressed to each Director at the address designated by him for that purpose or, if none is designated, at his last known address at least three days before the date on which the meeting is to be held; or such notice shall be sent to each Director at such address by telegraph, or similar means of communication, or be delivered to him personally, not later than the day before the date on which such meeting is to be held.


3.8 WAIVERS OF NOTICE. Anything in these Bylaws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any Director who submits a signed waiver of such notice, whether before or after such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.


3.9 ORGANIZATION. At each meeting of the Board, the Chief Executive Officer of the Corporation, or in the absence of the Chief Executive Officer, a Chairman chosen by the majority of the Directors present, shall preside. The Secretary, or in the absence of the Secretary, a Vice President, shall act as Secretary at each meeting of the Board.

3.10 QUORUM AND VOTING. A majority of the Entire Board shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board. The affirmative vote of a majority of the Entire Board shall be necessary for the transaction of any business or specified item of business at any meeting of the Board, except that the affirmative vote of two-thirds of the Entire Board shall be necessary to change, amend or repeal any provision of the Certificate of Incorporation or Bylaws.


3.11 WRITTEN CONSENT OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.


3.12 PARTICIPATION IN MEETING OF BOARD BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


3.13 NOMINATIONS. Nominations for Directors, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the Board not less than (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided, however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Board not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed.



ARTICLE 4
COMMITTEES
4.1 EXECUTIVE COMMITTEE. There shall be an Executive Committee consisting of not more than nine Directors, of which four shall constitute a quorum. All but six of the members of such Executive Committee shall be appointed by the Board of Directors, shall be known as permanent members and shall hold office until the organization of the Board after the annual election next succeeding their respective appointments. Six places on the Executive Committee shall be filled by the Directors, other than the permanent members of the Executive Committee, in rotation according to alphabetical order, each panel of six rotating members serving for one calendar month. In the event that any member of the Executive Committee is unable to attend a meeting, the Chief Executive Officer may invite any other Director to take his place for such meeting. The Executive Committee shall possess and exercise all of the delegable powers of the Board, except when the latter is in session. It shall keep a record of its proceedings, and the same shall be subject to examination by the Board at any time. All acts done and powers and authority conferred by the Executive Committee from time to time, within the scope of its authority, shall be and be deemed to be and may be certified as being the act and under the authority of the Board. Meetings of the Executive Committee shall be held at such times and places and upon such, if any, notice as the Executive Committee shall determine from time to time, provided that a special meeting of the Executive Committee may be called by the Chief Executive Officer, in his discretion, and shall be called by the Chief Executive Officer or Secretary on the written request of any three members, three days' notice of the time and place of which shall be given in the same manner as notices of special meetings of the Board of Directors, except that if such notice is given otherwise than by mail, it shall be sufficient if given at any time on or before the day preceding the meeting.


4.2 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the Entire Board, may designate from among its members such other standing or special committees as may seem necessary or desirable from time to time.



ARTICLE 5
                                    OFFICERS

5.1 OFFICERS. The Board may elect or appoint a Chairman and shall elect or appoint a President, either of which it shall designate the Chief Executive Officer and shall elect or appoint one or more Vice Presidents and a Secretary, and such other officers as it may from time to time determine. All officers shall hold their offices, respectively, at the pleasure of the Board. The Board may require any and all officers, clerks and employees to give a bond or other security for the faithful performance of their duties, in such amount and with such sureties as the Board may determine.


         5.2 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general supervision over the business of the
 Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The Chief Executive Officer shall, if present, preside at all meetings of the shareholders, at all meetings of the Board and shall supervise the carrying out of policies adopted or approved by the Board. He may, with the Secretary or any other officer of the Corporation, sign certificates for shares of the Corporation. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, subject to any restrictions imposed by the Bylaws, Board or applicable laws, and, in general, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board.

         5.3 CHAIRMAN AND PRESIDENT. Either the Chairman or the President shall be designated the Chief Executive Officer of the Corporation. The one not so designated shall perform such duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.


         5.4 OTHER OFFICERS. All the other officers of the Corporation shall perform all duties incident to their respective offices, subject to the supervision and direction of the Board, the Chief Executive Officer, and the Executive Committee, and shall perform such other duties as may from time to time be assigned them by the Board or by the Chief Executive Officer. The President and any Vice President may also, with the Secretary, sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, subject to any restrictions imposed by the Bylaws, Board or applicable laws.




                                    ARTICLE 6

                              CONTRACTS, LOANS, ETC

6.1 EXECUTION OF CONTRACTS. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.


6.2 LOANS. The Chief Executive Officer or any other officer, employee or agent authorized by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.


6.3 SIGNATURE AUTHORITY. The Chief Executive Officer shall from time to time authorize the appropriate officers and employees of the Corporation who are to sign, execute, acknowledge, verify and deliver or accept all agreements, conveyances, transfers, obligations, authentications, certificates and other documents and instruments and to affix the seal of the Corporation to any such document or instrument and to cause the same to be attested by the Secretary or Assistant Secretary.

                                    ARTICLE 7

                                     SHARES


7.1 STOCK CERTIFICATES. Certificates representing shares of the Corporation, in such form as shall be determined from time to time by the Board, shall be signed by the Chief Executive Officer, the Chairman, the President, or any Vice President and the Secretary, and may be sealed with the seal of the

Corporation or a facsimile thereof.


7.2 TRANSFER OF SHARES. Transfers of shares shall be made only on the book of the Corporation by the holder thereof or by his duly authorized attorney or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled", with the date of cancellation, by the Secretary or the transfer agent of the Corporation. A person in whose name shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.


7.3 CLOSING OF TRANSFER BOOKS. The Board may prescribe a period prior to any shareholders' meeting or prior to the payment of any dividend, not exceeding sixty days, during which no transfer of stock on the books of the Corporation may be made and may fix a day as provided by the Business Corporation Law as of which shareholders entitled to notice and to vote at such meeting shall be determined.


7.4 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry officer or agents at such place or places as may be determined from time to time by the Board.


7.5 LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. If the holder of any shares shall notify the Corporation of any loss, destruction, theft or mutilation of the certificate or certificates representing such shares, the Corporation may issue a new certificate or certificates to replace the old, upon such conditions as may be specified by the Board consistent with applicable laws.

ARTICLE 8

                                   EMERGENCIES


8.1 OPERATION DURING EMERGENCY. In the event of a state of emergency declared by the President of the United States or the person performing his functions or by the Governor of the State of New York or by the person performing his functions, the officers and employees of the Corporation shall continue to conduct the affairs of the Corporation under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency.


8.2 OFFICERS PRO TEMPORE DURING EMERGENCY. The Board of Directors shall have power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer for the time being.


8.3 DISASTER. In the event of a state of emergency resulting from disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by the Directors and officers as contemplated by these Bylaws, any two or more available members of the Executive

Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation, notwithstanding any other provision of these Bylaws, and such committee shall further be empowered to exercise all powers reserved to any and all other committees of the Board established pursuant to Article 4 of these Bylaws. In the event of the unavailability, at such time, of at least two members of the Executive Committee, any three available Directors may constitute themselves the Executive Committee pro tem for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of this Article, until such time as the incumbent Board or a reconstituted Board is capable of assuming full conduct and management of such affairs and business.



                                    ARTICLE 9

                                      SEAL


9.1 SEAL. The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year and State of its incorporation.


                                   ARTICLE 10

                                   FISCAL YEAR


10.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.



                                   ARTICLE 11

                              VOTING OF SHARES HELD


11.1 VOTING OF SHARES HELD BY THE CORPORATION. Unless otherwise provided by resolution of the Board and excepting the shares of any subsidiary company of the Corporation which are to be voted in accordance with the resolution of the Board, the Chief Executive Officer may from time to time appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation and to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chief Executive Officer may himself attend any meeting of the holders of the shares or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other securities of such other corporation.

                                   ARTICLE 12

                              AMENDMENTS TO BYLAWS


12.1 AMENDMENTS. The Bylaws or any of them may be altered, amended, supplemented or repealed, or new Bylaws may be adopted by a vote of the holders of at least two-thirds of the shares entitled to vote at any regular or special meeting of shareholders, or by a vote of at least two- thirds of the Entire Board of Directors at any regular or special meeting thereof, provided notice of such proposed changes has been set forth in the notice of meeting of shareholders or Directors.


                                   ARTICLE 13

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


13.1 In addition to authorization provided by law, the Directors are authorized, by resolution, to provide indemnification or to advance expenses to any Officer or Director seeking such indemnification or the advancement of such expenses. They may also, by resolution, authorize agreements providing for indemnification.


13.2 The indemnification and advancement authorized by this Article shall be subject to each of the conditions or limitations set forth in the succeeding subdivisions(s) of this Section.


         13.2.1 No indemnification may be made to or on behalf of any Director or Officer if a judgment or other final adjudication adverse to the Officer or Director establishes that his acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled.


13.3 Officers and Directors of any wholly owned subsidiary serve at the request of the Corporation for the purpose of this Article.


13.4 The Directors may by resolution, authorize the Corporation's Officers and Directors to serve as a Director or Officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise for the purpose of the indemnification provisions of this Article. The failure to enact such a resolution shall not, in itself, create a presumption that such service was not authorized.

I, William F. Terry, Secretary of TrustCo Bank Corp NY, Schenectady, New York, hereby certify that the foregoing is a complete, true and correct copy of the Bylaws of TrustCo Bank Corp NY, and that the same are in full force and effect at this date.

                                          /s/William F. Terry
                                         -----------------------
                                          Secretary

                                          August 18, 1998
                                         ------------------------
                                          Date

                                                               Exhibit 5


                                                          March 25, 1999




The Board of Directors
TrustCo Bank Corp NY
320 State Street
Schenectady, New York  12305

Re: Registration  on Form S-3 of 1,000,000  Shares of Common  Stock for Issuance
    Pursuant to the TrustCo  Bank Corp NY Dividend Reinvestment Plan

Ladies and Gentlemen:

         In connection with the registration with the Securities and Exchange Commission of 1,000,000 shares of common stock, par value $1.00 per share (the "Securities") of TrustCo Bank Corp NY (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of Securities in connection with the Company's Dividend Reinvestment Plan (the "Plan").

         As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Certificate of Incorporation and Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Prospectus, be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,

                                               /s/LEWIS, RICE & FINGERSH, L.C.
                                               -------------------------------
                                                  LEWIS, RICE & FINGERSH, L.C.

                                                             Exhibit 23(a)

                                                            (See Exhibit 5)

                                              Exhibit 23(b)

Exhibit 23





           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
           _________________________________________


The Board of Directors
TrustCo Bank Corp NY:

We consent to incorporation by reference in the Registration Statement on Form S-3 related to the registration of additional shares for the Dividend
Reinvestment Plan of TrustCo Bank Corp NY filed by TrustCo Bank Corp NY under the Securities Act of 1933 of our audit report dated January 22, 1999, relating to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of TrustCo Bank Corp NY.

                                      /s/KPMG LLP
                                      --------------
                                         KPMG LLP

Albany, NY
March 24, 1999

                            Exhibit 24





                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    Dated: March 16, 1999



                        /s/ Barton A. Andreoli
                        __________________________
                            Barton A. Andreoli

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    Dated: March 16, 1999



                        /s/ Lionel O. Barthold
                            __________________________
                            Lionel O. Barthold

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                        /s/ M. Norman Brickman
                            __________________________
                            M. Norman Brickman

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                             /s/ Anthony J. Marinello, M.D., PhD
                                 __________________________
                                 Anthony J. Marinello, M.D., PhD

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                        /s/ Nancy A. McNamara
                            __________________________
                            Nancy A. McNamara

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    Dated: March 16, 1999



                        /s/ John S. Morris, PhD
                            __________________________
                            John S. Morris, PhD

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    Dated: March 16, 1999



                        /s/ James H. Murphy, D.D.S.
                            __________________________
                            James H. Murphy, D.D.S.

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999


                        /s/ Richard J. Murray, Jr.
                            __________________________
                            Richard J. Murray, Jr.

                         POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                        /s/ Kenneth C. Petersen
                            __________________________
                            Kenneth C. Petersen

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                        /s/ William D. Powers
                            __________________________
                            William D. Powers

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                        /s/ William J. Purdy
                            __________________________
                            William J. Purdy

                        POWER OF ATTORNEY

                 1933 ACT REGISTRATION STATEMENT

                               for

                    DIVIDEND REINVESTMENT PLAN

                                of

                       TRUSTCO BANK CORP NY


    KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT
A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


    Dated: March 16, 1999



                    /s/ William F. Terry
                        __________________________
                        William F. Terry

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, WILLIAM F. TERRY and ROBERT T. CUSHING, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission"), any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo Bank Corp NY (the "Company") in connection with the Dividend Reinvestment Plan of the Company, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated:March 16, 1999


                                                     /s/Robert A. McCormick
                                                     -----------------------
                                                        Robert A. McCormick